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                                  EXHIBIT 99.1

                    CERTIFICATE OF THE CHAIRMAN OF THE BOARD
                           AND CHIEF EXECUTIVE OFFICER
                    OF HARKEN ENERGY CORPORATION (REGISTRANT)

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.(S)
1350):

         I, Mikel D. Faulkner, Chief Executive Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.(S) 1350) that:

         (1) The Quarterly Report on Form 10-Q for the period ended March 31, 2002, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:  December 20, 2002
                                                    /s/ Mikel D. Faulkner
                                                    ----------------------------
                                                    Chief Executive Officer